UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

840 North Hollywood Way, 2nd Floor, Burbank, CA	91505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

As previously reported, on August 12, 2009, Tree Top Industries, Inc. (the “Company”) completed a stock exchange with BioEnergy Applied Technologies Inc., a Nevada corporation (“BAT”), BioEnergy Systems Management Inc. (“Bio”), Wimase Limited (“Wimase”) and Energetic Systems Inc., LLC (“Energetic” and together with Bio and Wimase, the “Stockholders”).  The Company acquired all of the issued and outstanding shares of BAT.  BAT is now a wholly-owned subsidiary of the Company. The Company issued 3,500,000 shares of its common stock, par value $.001 per share (the “Common Stock”), to the Stockholders in exchange for the transfer of all of the issued and outstanding shares of common stock of BAT by the Stockholders.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited balance sheet of BAT as of December 31, 2008 and June 30, 2009, and the related consolidated statements of income, shareholders’ equity, and cash flows, the notes related thereto, and the Report of Independent Registered Public Accounting Firm of BAT, dated September 14, 2009, are hereby incorporated by reference to Exhibit 99.1 hereto.

 (b) Pro forma financial information.

The unaudited pro forma condensed combined financial information reflecting the transaction is hereby incorporated by reference to Exhibit 99.2 hereto.

(d) Exhibits.

99.1         Audited balance sheet of BAT as of December 31, 2008 and June 30, 2009, and the related consolidated statements of income, shareholders’ equity, and cash flows, the notes related thereto, and the Report of Independent Registered Public Accounting Firm of BAT, dated September 14, 2009.

99.2 Unaudited pro forma condensed combined financial information.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Dated: October 7, 2009	By:	/s/ David Reichman
David Reichman, Chairman of the Board, Chief Executive Officer, and Chief Financial Officer